Exhibit 10.13

REGENCELL BIOSCIENCE HOLDINGS LIMITED

2021 SHARE OPTION PLAN

1.	Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.	Definitions. The following definitions shall apply as used herein and in the individual Option Agreements except as defined otherwise in an individual Option Agreement. In the event a term is separately defined in an individual Option Agreement, such definition shall supersede the definition contained in this Section.

(a)	“Administrator” means the Chairman of the Board and CEO of the Company appointed to administer the Plan.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)	“Applicable Laws” means the legal requirements relating to the Plan and the Options under applicable provisions of the corporate and securities laws of any jurisdiction, the Code, the rules of any applicable stock exchange or national market system, and the rules of any jurisdiction applicable to Option granted to residents therein.

(d)	“Appointment Letter” refers to documentation that describes the terms and conditions in which each Employee, Director, or Consultant is employed, appointed, or enlisted to service the Company and/or its subsidiaries and affiliated companies.

(e)	“Articles” refers to the Company’s Memorandum of Articles of Association.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

i.	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or

ii.	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority ofthe Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Committee” means the Compensation Committee of the Board.

(j)	“Company” means Regencell Bioscience Holdings Limited, an exempt company incorporated in Cayman Islands.

(k)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a consultant) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)	“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(m)	“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant (collectively, “Service Provider”) is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. An Optionee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Optionee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n)	“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

i.	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

ii.	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

iii.	the complete liquidation or dissolution of the Company;

iv.	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

v.	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(o)	“Director” means a member of the Board or the board of directors of any Related Entity.

(p)	“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Optionee provides services regardless of whether the Optionee is covered by such policy. If the Company or the Related Entity to which the Optionee provides service does not have a long-term disability plan in place, “Disability” means that an Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. An Optionee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q)	“Effective Date” means the date the Plan is adopted and approved by the shareholders of the Company, whether it be the first time the Plan is approved, or each date the Plan is renewed pursuant to shareholder approval in subsequent terms.

(r)	“Employee” means any person who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)	“Fair Market Value” means, as of any date, the value of the subject Shares determined as follows:

i.	If the Shares at issue are listed on one or more established stock exchanges or national market systems, including without limitation the American Stock Exchange or The Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the subject Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.	If the subject Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system on the date of determination, but if selling prices are not reported, the Fair Market Value of the subject Shares shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.	In the absence of an established market for the subject Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(u)	“Listing” refers to a successful initial public offering in the Company’s Ordinary Shares to be traded on a globally accredited stock exchange.

(v)	“Incentive Share Option” means an Option that is to qualify as an Incentive Share Option as such term is defined in Section 422 of the Code.

(w)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)	“Option” means an option to purchase Ordinary Shares pursuant to an Option Agreement granted under the Plan.

(y)	“Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

(z)	“Optionee” means an Employee, Director or Consultant who receives an Option under the Plan.

(aa)	“Ordinary Share(s)” means the Ordinary Shares in the capital of the Company having a par value of USD 0.01, each having rights, and subject to the restrictions provided in the Company’s Articles. One Ordinary Share shall equate to one vote per share for each share held by the shareholder and cannot be converted to any other class of share at any time.

(bb)	“Plan” means Regencell Bioscience Holdings Limited 2021 Share Option Plan.

(cc)	“Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(dd)	“Replaced” means that pursuant to a Corporate Transaction the Option is replaced with a comparable share Option or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Option. The determination of Option comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(ee)	“Share” or “Shares” means Ordinary Shares of the Company.

(ff)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(gg)	“Trading Market Approval” means the pre-approval required from the globally accredited stock exchange or other stock exchange on which the Company’s Shares are then listed for trading for certain Share issuances.

3.	Shares Subject to the Plan.

(a)	Subject to the provisions of Section 10 below, the maximum aggregate number of Ordinary Shares reserved and available pursuant to this Plan shall be the aggregate of (i) 1,235,074 Shares, and (ii) on each January 1, starting with January 1, 2022 until December 31, 2025, an additional number of shares equal to the lesser of (A) 2% of the outstanding number of Ordinary Shares (on a fully-diluted basis) on the immediately preceding December 31, and (B) such lower number of Ordinary Shares as may be determined by the Board, subject in all cases to adjustment as provided in Section 10 below (the “Evergreen Plan”).

(b)	Further, if, after the Effective Date of the Plan, any Shares underlying an Option are forfeited, or if an Option otherwise terminates without the delivery of Shares or of other consideration, then the Shares underlying such Option, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to the Option, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting options under the Plan.

4.	Administration of the Plan.

(a)	Plan Administrator.

i.	Administration with Respect to Directors and Officers. With respect to grants of Options to Consultants or Employees of the Company, the Plan shall be (A) administered by the CEO of the Company and (B) approved by the Board, which the Board shall be constituted in such a manner as to satisfy the Applicable Law. With respect to grants of Options to Directors, the Plan shall be (A) administered by the Chairman and (B) approved by the Board, In the case of Options for Employees or Consultants who are neither Directors nor Officers of the Company, the Board may authorize one or more Officers to grant such Options and may limit such authority as the Board determines from time to time.

ii.	Administration Errors. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)	Powers of the Administrator. Subject to Applicable Laws, especially but not limited to those regarding shareholders approval, and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

i.	To select the Employees, Directors and Consultants to whom Options may be granted;

ii.	To determine whether and to what extent Options are granted hereunder;

iii.	To determine the number of Shares or the amount of other consideration to be covered by each Option granted hereunder;

iv.	To approve forms of Option Agreements for use under the Plan;

v.	To determine the terms and conditions of any Option subject to the terms and conditions contained herein;

vi.	To amend the terms of any outstanding Option granted under the Plan, provided that (A) any amendment that would adversely affect the Optionee’s rights under an outstanding Option shall not be made without the Optionee’s written consent, (B) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option shall be subject to the Optionee’s approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option in exchange for another Option with an exercise price, purchase price that is equal to or greater than the exercise price of the original Option shall not be subject to the Optionee’s approval;

vii.	To construe and interpret the terms of the Plan and Options, including without limitation, any notice of Option or Option Agreement, granted pursuant to the Plan;

viii.	To take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

For the purpose of this clause “gross negligence” means in relation to a person a standard of conduct constituting extreme carelessness, beyond ordinary negligence, whereby that person’s actions or inactions demonstrate reckless disregards for the duty of care owed to another.

5.	Eligibility. The Optionees shall be such persons as the Administrator may select from among the Directors, Employees, and Consultants.

6.	Terms and Conditions of Options.

(a)	Designation of Option. Each Option shall be designated in the Option Agreement.

(b)	Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, cashless settlement, or other consideration) upon settlement of the Option, payment contingencies, exercise period and the exercise price.

(d)	Partial Exercise. The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise part of the Option which is vested prior to full vesting of the Option.

(e)	Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however that in the case of an option that is to qualify as an Incentive Share Option, the term shall not exceed ten (10) years.

(f)	Transferability of Options. Options shall be transferable (i) by will and by the laws of succession and distribution and (ii) during the lifetime of the Optionee, to the extent and in the manner as set forth in the Option Agreement. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of the Optionee’s Option in the event of the Optionee’s death on a beneficiary designation form provided by the Administrator.

(g)	Termination of Employment Other than by Death or Disability.

i.	If an Optionee ceases to be an Employee for any reason other than his or her death or disability, the Optionee shall have the right, subject to the provisions of this Section 6, to exercise any Option held by the Optionee at any time within twelve (12) months after his or her termination of employment, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination of employment the Optionee’s right to exercise such Option has vested.

ii.	For purposes of this Section 6(g), the employment relationship shall be treated as continuing intact while the Optionee is an active Employee of the Company or any Affiliate, or is on military leave, sick leave, or other bona fide leave of absence to be determined in the sole discretion of the Administrator.

(h)	Death of Optionee. If an Optionee dies while an Employee, Director, or Consultant, or after ceasing to be an Employee, Director, or Consultant but during the period while he or she could have exercised an Option, any Option granted to the Optionee may be exercised, to the extent it had vested at the time of death and subject to the Plan, at any time within twelve (12) months after the Optionee’s death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of succession and distribution, but not beyond the otherwise applicable term of the Option.

(i)	Disability of Optionee. If an Optionee ceases to be an Employee, Director, or Consultant due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, any Option granted to the Optionee may be exercised to the extent it had vested at the time of cessation and, subject to the Plan, at any time within twelve (12) months after the Optionee’s termination of employment, but not beyond the otherwise applicable term of the Option.

(j)	Time of Granting Options. The date of grant of an Option shall for all purposes be on the date which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator.

7.	Option Exercise or Purchase Price, Consideration and Taxes.

(a)	Exercise or Purchase Price. The Administrator shall determine the exercise or purchase price in accordance with the Applicable Laws and/or pursuant to the Option Agreement to be executed between the Company and Optionee, if applicable or other relevant agreement between such parties.

(b)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Option including the method of payment shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

i.	cash;

ii.	cheque;

iii.	with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

iv.	cashless election; or

v.	any combination of the foregoing methods of payment.

(c)	Taxes. Upon exercise of an Option the Company shall have the right, but not the obligation (except as required by applicable law), to withhold or collect from Optionee an amount sufficient to satisfy such tax obligations. The Optionee will be solely responsible for his/her own tax obligations.

8.	Exercise of Option.

(a)	Procedure for Exercise; Rights as a Shareholder.

i.	Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

ii.	An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and when the Company receives full consideration for the Shares with respect to which the Option is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iii).

9.	Conditions Upon Issuance of Shares.

(a)	Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws.

10.	Adjustments Upon Changes in Capitalization.

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Option, the maximum number of Shares with respect to which Options may be granted to any Optionee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Ordinary Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

11.	Corporate Transactions and Changes in Control.

Termination of Option to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Options under the Plan shall terminate; provided, however, that to extent any Options are assumed or replaced or exchanged in connection with the Corporate Transaction (“Assumed”), such Options shall not terminate

(a)	Acceleration of Option Upon Corporate Transaction or Change in Control.

i.	Corporate Transaction. The Administrator may determine, in the event of a Corporate Transaction, for the portion of each Option that is neither Assumed nor Replaced, such portion of the Option shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Option, immediately prior to the specified effective date of such Corporate Transaction, provided that the Optionee’s Continuous Service has not terminated prior to such date.

ii.	Change in Control. The Administrator may determine, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately prior to the specified effective date of such Change in Control, for all of the Shares (or other consideration) at the time represented by such Option, provided that the Optionee’s Continuous Service has not terminated prior to such date.

12.	Effective Date and Term of Plan.

The Plan shall become effective upon its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated or unless renewed for another period not to exceed ten (10) years pursuant to shareholder approval. Subject to Section 17, below, and Applicable Laws, Options may be granted under the Plan upon its becoming effective.

13.	Amendment, Suspension or Termination of the Plan.

(a)	The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 3(a), Section 4(b)(vi) or this Section 13(a).

(b)	No Option may be granted during any suspension of the Plan or after termination of the Plan.

(c)	No suspension or termination of the Plan (including termination of the Plan under Section 12 above) shall adversely affect any rights under Options already granted to an Optionee.

14.	Reservation of Shares.

(a)	The Company, during the term of the Plan, will at all times reserve and keep available out of its authorized but unissued Shares, such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.	No Effect on Terms of Employment/Consulting Relationship.

The Plan shall not confer upon any Optionee any right with respect to the Optionee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Optionee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of an Optionee who is employed at will is in no way affected by its determination that the Optionee’s Continuous Service has been terminated for Cause for the purposes of this Plan. For Cause shall have the meaning and conditions set forth under Termination clauses, where applicable, in each such Optionee’s Appointment Letter with the Company.

16.	No Effect on Retirement and Other Benefit Plans.

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.	Shareholder and Trading Market Approval.

(a)	Subject to the Applicable Laws, including but not limited to Nasdaq Rule 5635(c), once this Plan is approved by the shareholders of the Company, the granting of individual Options hereunder will not require any further shareholder approvals, unless such approval is required under Applicable Laws.

(b)	If required by the Applicable Laws, no Options shall be granted unless and until the Company received Trading Market Approval of such Options and the Shares underlying such Options.

18.	Unfunded Obligation.

Optionees shall have the status of general unsecured creditors of the Company. Any amounts payable to Optionees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.

19.	Shareholder Rights

Except as otherwise provided in this Plan an Optionee shall have none of the rights of a shareholder of the Company with respect to the Shares covered by any Option until the Optionee becomes the recorded owner of such Shares, which typically occurs upon the exercise of any such Option and then only with respect to the Shares received upon such exercise.

20.	Construction.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21.	Information to Optionees.

Each Optionee shall be provided with such information regarding the Company as the Board or the Administrator from time to time deems necessary or appropriate; provided, however, that each Optionee shall at all times be provided with such information as is required to be provided from time to time pursuant to applicable regulatory requirements.

22.	Governing Law

The Plan and any Agreements under the Plan hereunder shall be administered, interpreted and enforced under the laws of the Cayman Islands without regard to conflicts of laws thereof.

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